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EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Mediatelevion.tv, Inc.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2, of our report dated January 21, 2002 relating to the consolidated financial statements of Mediatelevison.tv, Inc. to our Firm under the caption "Experts" appearing in the Prospectus.



                                                 /s/ STEFANOU & COMPANY, LLP
                                                 ---------------------------
                                                      Stefanou & Company LLP



 McLean, Virginia
 June 17, 2002